Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 7, 2021 relating to the financial statements of Academy Sports and Outdoors, Inc. appearing in the Annual Report on Form 10-K of Academy Sports and Outdoors, Inc. for the year ended January 30, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
May 3, 2021